Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com
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Penguin Solutions, Inc.

1390 McCarthy Blvd

Milpitas, California 95035

Re:	Penguin Solutions, Inc. Post-Effective Amendment No. 1
to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Penguin Solutions, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to sixteen registration statements on Form S-8 (Registration Nos. 333-218605; 333-221534; 333-223880; 333-227449; 333-230578; 333-234541; 333-249619; 333-253064; 333-257724; 333-264150; 333-271121; 333-271123; 333-278587; 333-278588; 333-286345; and 333-286347) previously filed by Penguin Solutions, Inc., a Cayman Islands exempted company and the Company’s predecessor, with respect to the adoption of such registration statements by the Company pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Act”). Such registration statements on Form S-8, as amended by the Amendment, are referred to herein as the “Registration Statements.” In connection with such representation, the Company has advised us that shares (“Shares”) of common stock, par value $0.03 per share, of the Company may be issuable or become issuable pursuant to grants or awards under the employee plans (the “Plans”) set forth on Exhibit A hereto.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

June 30, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Amendment and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Latham & Watkins LLP

June 30, 2025

Exhibit A

Plans

Penguin Solutions, Inc. Amended and Restated 2017 Stock Incentive Plan

Penguin Solutions, Inc. Amended and Restated 2018 Employee Stock Purchase Plan

Penguin Solutions, Inc. Amended and Restated 2021 Inducement Plan